CONTACT INFORMATION:
Investors and Media
Julie D. Tracy
Vice President, Chief Communications Officer
408-548-6687
jtracy@kyphon.com

Kyphon Reports Second Quarter 2007 Financial and Operating Results

Revenues Increase 43% from Q206 to $144.3 Million

SUNNYVALE, Calif., July 27, 2007 (PR NEWSWIRE) -- Kyphon Inc. (Nasdaq:KYPH) today announced financial and operating results for the second quarter ended June 30, 2007 as follows:

Financial Results

Kyphon's worldwide revenues for the second quarter of 2007 totaled $144.3 million, an increase of 43%, or 41% at constant foreign currency exchange rates, over the $101.1 million in net sales reported for the second quarter of 2006. Total U.S. revenues for the quarter increased 36% to $110.7 million over the same period in 2006, while total international revenues increased 73% to $33.6 million.

Kyphon's core spinal fracture management and repair product revenue grew 19% to $120.6 million over the same quarter of 2006, with U.S. revenues growing 13% to $92.2 million and international revenues growing 46% to $28.4 million. Revenues from Kyphon's spinal motion preservation and disc disease diagnosis and therapies products, which include the X-STOP® IPD®, Aperius™ Percutaneous Lumbar Interspinous Decompression (PercLID™), and Discyphor™ Functional Anaesthetic Discography™ (F.A.D.™) technologies, were $23.7 million, with U.S. revenues of $18.4 million and international revenues of $5.3 million. Total revenues for the second quarter of 2007 included sales of $22.7 million of the X- STOP® IPD® products from our acquisition of St. Francis Medical Technologies, Inc. (SFMT) in January 2007.

For the second quarter of 2007, reported GAAP net income was $11.0 million, or $0.23 per diluted share compared to net income of $9.5 million, or $0.21 per diluted share, for the same period a year ago.

Non-GAAP diluted earnings per share for the second quarter was $0.26 compared to $0.21 per diluted share in the same quarter a year ago. The non-GAAP diluted earnings per share of $0.26 excludes the following impacts from the SFMT acquisition that closed in January 2007: (1) $0.01 per share for purchase accounting adjustments related to inventory valuation, and (2) $0.02 per share for severance and other transitional compensation expense. A reconciliation of GAAP and non-GAAP operating results is presented below.

"We are very pleased with our performance during the second quarter, as increased procedural penetration delivered strong revenue growth for Kyphon," said Richard Mott, president and chief executive officer of Kyphon. "Our results continue to reflect strong clinician adoption and the value to patients of balloon kyphoplasty and the X-STOP® IPD® procedure. Additionally, we made solid progress on key initiatives designed to fuel future growth including the introduction of new marketing programs to supplement expansion of our global sales channel, training of new spine specialists in performing balloon kyphoplasty and the X-STOP® IPD® procedure, and increased enrollments for our clinical trial programs," continued Mott. "We believe our focused efforts to bring innovative minimally invasive based technologies to physicians and patients around the world are creating a foundation for continued long-term growth," concluded Mott.

For the first six months of 2007, Kyphon's worldwide revenues totaled $272.5 million, an increase of 42%, or 39% at constant foreign currency exchange rates, over the $192.5 million in net sales reported for the same period in 2006. Total U.S. revenues increased 35% to $211.8 million for the first half of the year, while total international revenues increased 72% to $60.7 million.

Kyphon's core spinal fracture management and repair product revenue grew 20% during the first half of 2007 to $230.3 million over the same period in 2006. U.S. revenues grew 14% to $179.0 million while international revenues grew 45% to $51.3 million. Revenues from Kyphon's spinal motion preservation and disc disease diagnosis and therapies products were $42.2 million, with U.S. revenues of $32.7 and international revenues of $9.5 million. Total revenues for the first six months of 2007 included sales of $40.8 million of the X- STOP® IPD® products from our acquisition of SFMT in January 2007.

For the first six months of 2007, reported net loss on a GAAP basis was $11.6 million, or $0.26 per share compared to GAAP net income of $18.0 million, or $0.39 per diluted share, for the same period a year ago.

Non-GAAP diluted earnings per share for the first six months of 2007 was $0.46, compared to $0.39 per diluted share for the same period a year ago. The non-GAAP diluted earnings per share of $0.46 excludes the following impacts from the SFMT acquisition: (1) $0.45 per share for in-process research & development (IPR&D) charges; (2) $0.10 per share for write-off of bank loan fees associated with the acquisition; (3) $0.06 per share for purchase accounting adjustments related to inventory valuation; (4) $0.04 per share for costs related to the transition of SFMT sales agent activities to Kyphon's direct sales force in the U.S.; and (5) $0.07 per share for severance and other transitional compensation expense. A reconciliation of GAAP and non-GAAP operating results is presented below.

Business Highlights

During the second quarter of 2007:

  Kyphon reported that a record number of balloon kyphoplasty procedures were performed in the U.S., increasing the hospital activity rate to a record 3.8 procedures per active hospital account per month.
  Kyphon reported that the first balloon kyphoplasty cases were completed in India, Malaysia and Hong Kong, enhancing the company's global presence with revenues derived from approximately 45 countries.
  Kyphon reported that approximately 540 spine surgeons were trained to perform the X-STOP® IPD® procedure in the U.S. during the quarter, bringing the total number of spine surgeons trained to perform the X- STOP® IPD® procedure in 2007 to 930. Additionally, the number of active X- STOP® hospital accounts in the U.S. grew 49% in the second quarter to 620 compared to the first quarter of 2007.
  Kyphon confirmed Medicare physician reimbursement for the X-STOP® IPD® procedure has been established in all 50 states. Additionally, in April the Centers for Medicare & Medicaid Services (CMS) published the proposed rule for inpatient DRG payment rates for fiscal 2008. CMS proposed moving the X-STOP® IPD® procedure into a new, higher paying DRG and discontinuing the new technology add-on payment. The proposed payment represents an increase ranging from 20-81% depending on hospital specific factors over the existing payment currently associated with the X-STOP® IPD® procedure.
  In July, CMS published the proposed 2008 Hospital Outpatient Prospective Payment System (HOPPS) rule. With regard to balloon kyphoplasty, the 2008 proposed payment represents an increase of approximately 18% over the total existing payment currently in effect. With regard to the X-STOP® IPD® procedure, the proposed 2008 outpatient setting payment represents an increase of approximately 21% over the existing payment currently in effect. Additionally, the pass-through payment for the X-STOP® IPD® device was proposed to be extended through 2008. Finally, balloon kyphoplasty is to be added to the Medicare list of approved Ambulatory Surgery Center (ASC) procedures effective January 1, 2008.

Use of Non-GAAP Financial Measures

Kyphon management believes that investors may wish to consider the impact of certain charges to better understand short- and long-term financial trends in the company's operations and financial performance. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. In addition, Kyphon management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

Reconciliation of GAAP and Non-GAAP Operating Results

Non-GAAP results for the three and six-month periods ended June 30, 2007 exclude certain expenses related to the acquisition of SFMT. This non-GAAP presentation is given in part to enhance the understanding of the company's historical financial performance and comparability between periods. In addition, the company believes that the non-GAAP presentation to exclude certain charges is relevant and useful information that will be widely used by analysts, investors, and other interested parties in the medical device industry. Accordingly, the company is disclosing this information to permit additional analysis of the company's performance. A reconciliation of Kyphon's non-GAAP operating results to its GAAP operating results for the three and six month periods ended June 30, 2007 follows (unaudited, in thousands, except per share amounts):

                                                        Three Months Ended                 Three Months Ended
                                                           June 30, 2007                     June 30, 2006
                                               -----------------------------------------    ----------------
                                                  GAAP      Adjustments        Non-GAAP           GAAP
                                               -----------------------------------------    ----------------
U.S. net sales                                $  110,676  $           --     $  110,676    $         81,641
International net sales                           33,655              --         33,655              19,421
                                               ----------  --------------     ----------    ----------------
Net sales                                        144,331              --        144,331             101,062
                                               ----------  --------------     ----------    ----------------
Operating costs and expenses:
    Cost of goods sold                            19,493            (933)(3)     18,560              12,913
    Research and development                      13,484            (733)(5)     12,751               9,931
    Sales and marketing                           63,780            (260)(4,5)   63,520              48,649
    General and administrative                    20,026            (356)(5)     19,670              14,496
    Amortization of acquired intangible assets     5,404              --          5,404                 283
                                               ----------  --------------     ----------    ----------------
        Total operating costs and expenses       122,187          (2,282)       119,905              86,272
                                               ----------  --------------     ----------    ----------------
Income from operations                            22,144           2,282         24,426              14,790
Interest expense                                  (3,046)             --         (3,046)                 --
Interest income and other, net                     1,088              --          1,088               2,080
                                               ----------  --------------     ----------    ----------------
Income before income taxes                        20,186           2,282         22,468              16,870
Provision for income taxes                         9,210             801         10,011               7,390
                                               ----------  --------------     ----------    ----------------
Net income                                    $   10,976  $        1,481     $   12,457    $          9,480
                                               ==========  ==============     ==========    ================
Net income per share
    Basic                                     $     0.24  $         0.03     $     0.27    $           0.21
                                               ==========  ==============     ==========    ================
    Diluted                                   $     0.23  $         0.03     $     0.26    $           0.21
                                               ==========  ==============     ==========    ================
Weighted-average shares outstanding:
    Basic                                         45,599                         45,599              44,327
                                               ==========                     ==========    ================
    Diluted                                       47,818                         47,818              46,221
                                               ==========                     ==========    ================

                                                           Six Months Ended                 Six Months Ended
                                                             June 30, 2007                    June 30, 2006
                                               -----------------------------------------    ----------------
                                                  GAAP      Adjustments        Non-GAAP           GAAP
                                               -----------------------------------------    ----------------
U.S. net sales                                $  211,783  $           --     $  211,783    $        157,153
International net sales                           60,685              --         60,685              35,337
                                               ----------  --------------     ----------    ----------------
Net sales                                        272,468              --        272,468             192,490
                                               ----------  --------------     ----------    ----------------
Operating costs and expenses:
    Cost of goods sold                            38,996          (5,191)(3)     33,805              23,878
    Research and development                      25,264          (1,348)(5)     23,916              18,237
    Sales and marketing                          127,496          (4,099)(4,5)  123,397              94,035
    General and administrative                    39,957          (2,754)(5)     37,203              28,064
    Amortization of acquired intangible assets     9,819              --          9,819                 566
    In-process research and development           21,300         (21,300)(1)         --                  --
                                               ----------  --------------     ----------    ----------------
        Total operating costs and expenses       262,832         (34,692)       228,140             164,780
                                               ----------  --------------     ----------    ----------------
Income from operations                             9,636          34,692         44,328              27,710
Interest expense                                 (15,449)          8,061 (2)     (7,388)                 --
Interest income and other, net                     2,123              --          2,123               4,203
                                               ----------  --------------     ----------    ----------------
Income (loss) before income taxes                 (3,690)         42,753         39,063              31,913
Provision for income taxes                         7,930           9,367         17,297              13,940
                                               ----------  --------------     ----------    ----------------
Net income (loss)                             $  (11,620) $       33,386     $   21,766    $         17,973
                                               ==========  ==============     ==========    ================
Net income (loss) per share:
    Basic                                     $    (0.26) $         0.73     $     0.48    $           0.41
                                               ==========  ==============     ==========    ================
    Diluted                                   $    (0.26) $         0.72     $     0.46    $           0.39
                                               ==========  ==============     ==========    ================
Weighted-average shares outstanding:
    Basic                                         45,426                         45,426              44,181
                                               ==========                     ==========    ================
    Diluted                                       45,426                         47,582              46,091
                                               ==========                     ==========    ================
  In-process research and development (IPR&D) charges related to SFMT acquisition.
  The write-off of loan fees related to the temporary bank financing used to close the SFMT transaction.
  Purchase accounting adjustments related to inventory valuation for SFMT.
  Costs related to the transition of SFMT agents to Kyphon's direct sales force in the U.S.
  Severance and other transitional compensation expense related to the SFMT acquisition.

Kyphon's operating results on both a GAAP and non-GAAP basis include stock-based compensation expenses of $6.8 million and $6.9 million for the three-month periods ended June 30, 2007 and 2006, respectively, and $13.4 million and $13.3 million for the six-month periods ended June 30, 2007 and 2006, respectively.

Earnings Call Information

Due to Kyphon's announcement earlier today of its execution of a definitive agreement to be acquired by Medtronic, no conference call will be held to discuss these results.

About Kyphon Inc.

Kyphon develops and markets medical devices designed to restore and preserve spinal function and diagnose the source of low back pain using minimally invasive technologies. The company's products are used in balloon kyphoplasty for the treatment of spinal compression fractures caused by osteoporosis or cancer, in the Functional Anaesthetic Discography™ (F.A.D.™) procedure for diagnosing the source of low back pain, and in the Interspinous Process Decompression (IPD®) procedure for treating the symptoms of lumbar spinal stenosis. More information about the company and its products can be found at www.kyphon.com and its patient education Web site, www.spinalfracture.com.

Kyphon, KyphX, X-STOP and IPD are registered trademarks, and Aperius, PercLID, Discyphor, Functional Anaesthetic Discography and F.A.D. are trademarks, of Kyphon Inc.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements include, but are not limited to, those that use words such as "believes," "anticipates," "targets," "intends," "plans," "may," and words of similar effect, and specifically include the company's anticipated business direction and performance. Forward-looking statements are based on management's current preliminary expectations without taking into account any possible impact from the announced transaction with Medtronic or any other future strategic transaction and are subject to risks, uncertainties and assumptions, which may cause the company's actual results to differ materially from the statements contained herein. Information on potential risk factors that could affect Kyphon, its business and its financial results are detailed in the company's periodic filings with the Securities and Exchange Commission (SEC), including, but not limited to, those risks and uncertainties listed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Factors Affecting Future Operating Results," which can be found in Kyphon's annual report on Form 10-K for the year ended December 31, 2006 filed with the SEC on February 28, 2007 and on Form 10-Q for the quarter ended March 31, 2007 filed with the SEC on May 10, 2007. Kyphon undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof.

###

KYPHON INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share amounts)

                                                              Three Months Ended         Six Months Ended
                                                                  June 30,                  June 30,
                                                            ----------------------     -----------------------
                                                               2007        2006           2007         2006
                                                            ----------  ---------- ----------   ----------
U.S. net sales                                             $  110,676  $   81,641     $  211,783   $  157,153
International net sales                                        33,655      19,421         60,685       35,337
                                                            ----------  ----------     ----------   ----------
Net sales                                                     144,331     101,062        272,468      192,490
                                                            ----------  ----------     ----------   ----------
Operating costs and expenses:
    Cost of goods sold                                         19,493      12,913         38,996       23,878
    Research and development                                   13,484       9,931         25,264       18,237
    Sales and marketing                                        63,780      48,649        127,496       94,035
    General and administrative                                 20,026      14,496         39,957       28,064
    Amortization of acquired intangible assets                  5,404         283          9,819          566
    In-process research and development                            --          --         21,300           --
                                                            ----------  ----------     ----------   ----------
        Total operating costs and expenses                    122,187      86,272        262,832      164,780
                                                            ----------  ----------     ----------   ----------
Income from operations                                         22,144      14,790          9,636       27,710
Interest expense                                               (3,046)         --        (15,449)          --
Interest income and other, net                                  1,088       2,080          2,123        4,203
                                                            ----------  ----------     ----------   ----------
Income (loss) before income taxes                              20,186      16,870         (3,690)      31,913
Provision for income taxes                                      9,210       7,390          7,930       13,940
                                                            ----------  ----------     ----------   ----------
Net income (loss)                                          $   10,976  $    9,480     $  (11,620)  $   17,973
                                                            ==========  ==========     ==========   ==========
Net income (loss) per share:
    Basic                                                  $     0.24  $     0.21     $    (0.26)  $     0.41
                                                            ==========  ==========     ==========   ==========
    Diluted                                                $     0.23  $     0.21     $    (0.26)  $     0.39
                                                            ==========  ==========     ==========   ==========
Weighted-average shares outstanding:
    Basic                                                      45,599      44,327         45,426       44,181
                                                            ==========  ==========     ==========   ==========
    Diluted                                                    47,818      46,221         45,426       46,091
                                                            ==========  ==========     ==========   ==========

KYPHON INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

                                                        June 30,     December 31,
                                                           2007          2006
                                                       ------------  ------------
Assets
Current assets:
    Cash and cash equivalents                         $     51,868  $     81,939
    Investments                                                 --       120,214
    Accounts receivable, net                                97,157        73,859
    Inventories                                             18,603        11,869
    Prepaid expenses and other current assets                9,802         7,520
    Deferred tax assets                                     15,985         6,072
                                                       ------------  ------------
        Total current assets                               193,415       301,473

Property and equipment, net                                 37,179        27,590
Goodwill                                                   357,944         4,802
Other intangible assets, net                               205,042         9,940
Deferred tax assets                                             --        14,955
Other assets                                               114,055        69,846
                                                       ------------  ------------
        Total assets                                  $    907,635  $    428,606
                                                       ============  ============

Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable                                  $     14,073  $     10,447
    Accrued liabilities                                     76,716        62,980
                                                       ------------  ------------
        Total current liabilities                           90,789        73,427

Deferred rent and other                                     16,991        10,479
Borrowings                                                 401,275            --
Deferred tax liabilities                                    62,449            --
                                                       ------------  ------------
        Total liabilities                                  571,504        83,906
                                                       ------------  ------------
Commitments and contingencies

Stockholders' equity:
    Common stock, $0.001 par value per share                    46            45
    Additional paid-in capital                             287,481       284,672
    Treasury stock, at cost                                   (201)         (201)
    Accumulated other comprehensive income                   2,408         1,607
    Retained earnings                                       46,397        58,577
                                                       ------------  ------------
        Total stockholders' equity                         336,131       344,700
                                                       ------------  ------------
        Total liabilities and stockholders' equity    $    907,635  $    428,606
                                                       ============  ============